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EXHIBIT 3.1

                           ARTICLES OF INCORPORATION

                                       OF

                             BISHOP EQUITIES, INC.

--------------------------------------------------------------------------------

Article I - The Corporation

         The name of the corporation is Bishop Equities, Inc. (the "Corporation") and it is hereby incorporated pursuant to the laws of the State of Nevada.

Article II - Duration of Existence

         The Corporation shall have perpetual existence.

Article IV - Purposes and Powers of Corporation

         The Corporation shall have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be organized under the corporation statutes and codes of the State of Nevada.

Article V - Common Stock and Voting

         The Corporation shall have the authority to issue an aggregate of twenty-five million (25,000,000) shares, with a par value of $.001 per share. All shares will be of the same class, designated "common" shares, With the same rights. Shares may only be issued as fully-paid and non-assessable, and may be issued at such times, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Each common share shall be entitled to one vote concerning all matters as to which the Corporation's shareholders shall be entitled to vote. The Corporation's common stock shall not be subject to assessment to pay any debts of the Corporation.

Article VI - Capitalization

         The Corporation will commence its official business upon its receipt of consideration of at least $1,000 for the issuance of shares.

Article VII - No Preemptive Rights

         The Corporation's shareholders shall have no preemptive rights to acquire, purchase or subscribe for any unissued 'shares of the Corporation's securities.



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Article VIII - Registered Agent

         The name of the Corporation's initial registered agent in the State of Nevada is Laughlin Associates, and the address of its initial registered office is c/o Laughlin Associates, 1000 East William, Carson City, Nevada 89701.

Article IX - Board of Directors

         The Corporation's initial Board of Directors shall be composed of two members, who need not be shareholders of the Corporation nor residents of the State of Nevada.

         Directors shall be elected by a vote of such majority of a quorum of the Corporation's shareholders present at any meeting held for the election of directors. Cumulative voting is not authorized and shall not be allowed.

         The names and addresses of the persons who are to serve as the Corporation's directors until the first annual meeting of its shareholders and until their successors shall be elected and shall qualify, are as follows:

         Deborah A. Salerno, 355 South End Ave., New York NY 10280

         Maureen Abato, 19 Union Square West, New York NY 10003.

Article X - Powers of Board of Directors

         The Corporation's Board of Directors shall have and may exercise all of the powers now or hereafter conferred upon the Board by its Articles of Incorporation and By-Laws, and by Nevada law, and the following powers:

         To make distributions to the Corporation's stockholders of assets or cash belonging to the Corporation, in partial liquidation of its assets, and to make distributions in cash or kind, out of the Corporation's capital surplus; to cause the Corporation to purchase, take, receive or otherwise acquire its own shares out of its capital surplus, subject to limitations contained in the Nevada corporate codes; and to sell or acquire the stock or assets of the Corporation without the approval of the stockholders.

Article XI - Common Directors; Corporate Transactions

         No contract or other transaction between the Corporation and any one or more of its directors or any other entity in WHICH one or more of its directors or officers may be financially interested, shall be either void or voidable because of such relationship or interest, or because such director(s) may be present at a meeting of the Board of Directors which authorizes, approves or ratifies such contract or transaction, or because the vote of such director(s) was counted for such purpose, so long as:


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         (a) the fact of such relationship or interest is disclosed or known to the Board of Directors which authorizes, approves or ratifies the contract or transaction by vote or consent sufficient for the purpose, without including the votes or consents of such interested director(s); OR

         (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote on the transaction, and the stockholders grant their authorization. approval or ratification, by oral or written consent; OR

         (c) the contract or transaction is deemed to be fair and reasonable to the Corporation.

         Common or interested directors may be counted in determining the presence of a quorum at any meeting of the Board of Directors or committee thereof, which authorizes, approves or ratifies such contract or transaction.

Article XII - Indemnification

         Without limiting the powers or authority now or hereafter conferred upon the Corporation by its Articles of Incorporation or By-Laws, or by Nevada law, the Corporation shall possess and may exercise all powers of indemnification of its officers, directors, employees, agents and other persons, and all powers and authority incidental thereto (including, without limitation, to advance expenses and to purchase and maintain insurance in that connection), without regard to whether or not such powers and authority are specifically provided for by Nevada corporation law. The Corporation's Board of Directors is hereby authorized and empowered on behalf of the Corporation and without shareholder action, to exercise all of the Corporation's powers of indemnification.

Article XIII - Change, Amendment

         The Corporation reserves the right to amend, alter, change or repeal any provisions hereof, or to add any provision hereto, at any time and in any manner as may be now or hereafter prescribed or permitted by Nevada corporation codes. All of the rights and powers conferred upon the Corporation's directors and shareholders hereby are so granted subject to the reservation contained in this Article.

Article XIV - By-Laws

         The Corporation's initial By-Laws shall be adopted by its Board of Directors. The Board may amend, alter or repeal the By-Laws, or replace them by the adoption of new By-Laws.


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Article XV - Incorporator

         The Corporation's incorporator is:

         Maureen Abato, 19 Union Square West, New York NY 10003


         IN WITNESS WHEREOF, the undersigned, a natural person over the age of twenty-one years and the incorporator designated in Article XIV of the annexed and foregoing Articles of Incorporation of Avalon Enterprises, Inc., has executed said Articles of Incorporation as of April 10, 1991.


                                             /s/ Maureen Abato
                                             ---------------------------------
                                                 Maureen Abato
                                                 (As incorporator)

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

         On April 10, 1991, before me, the undersigned, a Notary Public in and for the above County and State, personally appeared Maureen Abato, known to me to be the person whose name is subscribed above, and who duly acknowledged that she executed the foregoing Articles of Incorporation.

                                             /s/ Margery Heitbrink
                                             ----------------------------------
                                             Notary Public

Indicate date commission expires:

     [notary stamp here]


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                                STATE OF NEVADA

                               SECRETARY OF STATE



                    CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
                               BY RESIDENT AGENT

IN THE MATTER OF BISHOP EQUITIES, INC.,
--------------------------------------------------------------------------------
                    (Name of Corporation)
I, LAUGHLIN ASSOCIATES, INC., with address at Suite 100,
--------------------------------------------------------------------------------
   Name of Resident Agent

Street 1000 E. WILLIAM STREET

Town of CARSON CITY, County of CARSON CITY, State of Nevada, hereby accept the appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.

         FURTHERMORE, that the principal office in this state is located at Suite 100, Street 1000 E. WILLIAM STREET, Town of CARSON CITY, County of CARSON CITY, State of Nevada.

         IN WITNESS WHEREOF, I have hereunto set my hand this 11th day of April, 1991.


                                                 /s/ Irma D. Butler
                                                 -------------------------------
                                                 Sales/Service Advisor



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                            CERTIFICATE OF AMENDMENT

                                       OF

                           ARTICLES OF INCORPORATION



FRANKLYN S. BARRY, JR., and JAMES A. JOYCE certify that

         1. They are President and Secretary, respectively, of BISHOP EQUITIES, INC., a Nevada corporation.

         2. Article FIRST of the Articles of Incorporation of this corporation is amended to read as follows:

                  "FIRST: The name of this corporation is:

                          AETHLON MEDICAL, INC."

         3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

         4. The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with the Corporations Code. The total number of outstanding shares of the corporation is 2,660,000. The number of shares voting in favor of the Amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

         We further declare under penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct of our own knowledge.

Date: March 28, 2000.

                                             /s/ Franklyn S. Barry
                                             -----------------------------------
                                             FRANKLYN S. BARRY, JR., President


                                             /s/ James A. Joyce
                                             -----------------------------------
                                             JAMES A. JOYCE, Secretary



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                                    -------------------------------
                                    Document Number
                                    20050234786-67
                                    -------------------------------
                                    Filing Date and Time
                                    06/15/2005 8:56 AM
                                    -------------------------------
                                    Entity Number
                                    C3159-1991
                                    -------------------------------

-------------------------------------------------------------------
                     Certificate of Amendment
              (PURSUANT TO NRS 78.385 and 78.390)
-------------------------------------------------------------------

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations

          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
Aethlon Medical, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article V. Common Stock and Voting

The Corporation shall have the authority to issue an aggregate of fifty million (50,000,000) shares, with a par value of $.001 per share. All shares will be of the same class, designated 'common' shares, with the same rights. Shares may only be issued as fully-paid and non-assessable, and may be issued at such times, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Each common share shall be entitled to one vote concerning all matters as to which the Corporation's shareholders shall be entitled to vote. The Corporation's common stock shall not be subject to assessment to pay any debts of the Corporation."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 10,238,794

4. Effective date of filing (optional):

5. Officer Signature (required):  /s/ James A. Joyce

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.


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                                    -------------------------------
                                    Document Number
                                    20070165791-08
                                    -------------------------------
                                    Filing Date and Time
                                    03/07/2007 8:04 AM
                                    -------------------------------
                                    Entity Number
                                    C3159-1991
                                    -------------------------------
-------------------------------------------------------------------
                     Certificate of Amendment
              (PURSUANT TO NRS 78.385 and 78.390)
-------------------------------------------------------------------

              Certificate of Amendment to Articles of incorporation
                         For Nevada Profit Corporations

          (Pursuant to NRS 78.385 and 78.390 - After issuance of Stock)

1. Name of corporation:
Aethlon Medical, Inc.


2. The articles have been amended as follows (provide article numbers, if available):

Article V. Common Stock and Voting. The Corporation shall have the authority to issue an aggregate of one hundred million (100,000,000) shares, with a par value of $.001 per share. All shares will be of the same class, designated 'common' shares, with the same rights. Shares may only be issued as fully-paid and non-assessable, and may be issued at such times, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Each common share shall be entitled to one vote concerning all matters as to which the Corporation's shareholders shall be entitled to vote. The Corporation's common stock shall not be subject to assessment to pay any debts of the Corporation."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 8,628,045

4. Effective date of filing (optional):

5. Officer Signature (required):  /s/ [signature]

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.



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                                    -------------------------------
                                    Document Number
                                    20090692683-05
                                    -------------------------------
                                    Filing Date and Time
                                    09/21/2009 4:45 PM
                                    -------------------------------
                                    Entity Number
                                    C3159-1991
                                    -------------------------------
-------------------------------------------------------------------
                     Certificate of Amendment
              (PURSUANT TO NRS 78.385 and 78.390)
-------------------------------------------------------------------

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations

          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
Aethlon Medical, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

"Article V. Common Stock and Voting.

The Corporation shall have the authority to issue an aggregate of two hundred fifty million (250,000,000) shares, with a par value of $.001 per share. All shares will be of the same class, designated 'common' shares, with the same rights. Shares may only be issued as fully paid and non-assessable, and may be issued at such times, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Each common share shall be entitled to one vote concerning all matters as to which the Corporation's stockholders shall be entitled to vote. The Corporation's common stock shall not be subject to assessment to pay any debts of the Corporation."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 41,840,130

4. Effective date of filing: (optional)

5. Signature: (required)  /s/ James A. Joyce

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.



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